As filed with the Securities and Exchange Commission on August 5, 2005.
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                           WSFS Financial Corporation
             (Exact Name of Registrant as Specified in Its Charter)
                             ______________________

         Delaware                                                22-2866913
-------------------------------                               ----------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                838 Market Street
                           Wilmington, Delaware 19899
                                 (302) 792-6000
                    (Address of Principal Executive Offices,
                    Including Zip Code and Telephone Number)

                 WSFS Financial Corporation 2005 Incentive Plan
                            (Full Title of the Plan)

                                                              Copy to:
              MARVIN N. SCHOENHALS                        LAURA G. THATCHER
     President and Chief Executive Officer                Alston & Bird LLP
           WSFS Financial Corporation                    One Atlantic Center
               838 Market Street                  1201 West Peachtree Street, NW
           Wilmington, Delaware 19899               Atlanta, Georgia 30309-3424
                 (302) 792-6000                            (404) 881-7546

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                          Proposed                Proposed
     Title of Securities           Amount to              Maximum                  Maximum               Amount of
       to be Registered          be Registered         Offering Price             Aggregate          Registration Fee
                                                         Per Share             Offering Price
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     400,000 (1)           $58.08 (2)             $23,232,000 (2)           $2,734.41
=========================================================================================================================

(1) Amount to be registered consists of an aggregate of 400,000 shares of WSFS Financial Corporation (the "Company") common stock to be issued pursuant to the grant or exercise of awards under the WSFS Financial Corporation 2005 Incentive Plan (the "Plan"), including additional shares of Company common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.
(2) Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation is based on the average of the high and low prices of the Company's common stock as reported on the Nasdaq National Market on August 2, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                (a) The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                (b) Upon written or oral request, WSFS Financial Corporation (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Bob Mack, Senior Vice President and Controller, at the address and telephone number on the cover of this Registration Statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference into this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004;

     (3) The description of common stock contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on January 2, 1986, including all amendments or reports filed for the purpose of updating such description; and

     (4) All other  documents  subsequently  filed by the  Company  pursuant  to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation, as amended, provides for indemnification of officers and directors of the Company to the extent permissible under Delaware General Corporation Law. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity to directors and officers of the corporation, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorney's fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorney's fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Exhibit Index, which is incorporated here by reference.

Item 9. Undertakings.

         (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 4, 2005.


                           WSFS Financial Corporation


                           By:   /s/Marvin N. Schoenhals
                                 -----------------------------------------------
                                 Marvin N. Schoenhals
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marvin N. Schoenhals, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                     Title                                   Date
       ---------                                     -----                                   ----
/s/Marvin N. Schoenhals
-----------------------------
Marvin N. Schoenhals                      Chairman, President and Chief                 August 4, 2005
                                          Executive Officer
                                          (Principal Executive Officer)

/s/Stephen A. Fowle
------------------------------
Stephen A. Fowle                          Executive Vice President and Chief            August 4, 2005
                                          Financial Officer
                                          (Principal Financial Officer)

/s/Charles G. Cheleden
------------------------------
Charles G. Cheleden                       Director                                      August 4, 2005


/s/John F. Downey
------------------------------
John F. Downey                            Director                                      August 4, 2005


/s/Linda C. Drake
------------------------------
Linda C. Drake                            Director                                      August 4, 2005


/s/David E. Hollowell
------------------------------
David E. Hollowell                        Director                                      August 4, 2005


/s/Joseph R. Julian
------------------------------
Joseph R. Julian                          Director                                      August 3, 2005


/s/Dennis E. Klima
------------------------------
Dennis E. Klima                           Director                                      August 4, 2005


/s/Calvert A. Morgan, Jr.
------------------------------
Calvert A. Morgan, Jr.                    Director                                      August 4, 2005


/s/Thomas P. Preston
------------------------------
Thomas P. Preston                         Director                                      August 4, 2005



------------------------------
Claibourne D. Smith                       Director                                      August _, 2005


/s/Eugene W. Weaver
------------------------------
Eugene W. Weaver                          Director                                      August 4, 2005



------------------------------
R. Ted Weschler                           Director                                      August _, 2005


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


     Exhibit Number                        Description
     --------------                        -----------

          4.1          Certificate  of  Incorporation  of the  Company,  as amended  (incorporated herein by reference to Exhibit 3.1 of the  Company's  Annual Report on Form
                       10-K for the year ended December 31, 1994).

          4.2          Amended  and  Restated  Bylaws  of  the  Company  (incorporated  herein  by reference to Exhibit 3.2 of the  Company's  Annual  Report on Form 10-K for
                       the year ended December 31, 2003).

          5.1          Opinion of Counsel.

         23.1          Consent of Counsel (included in Exhibit 5.1).

         23.2          Consent of KPMG LLP.

         24.1          Power of Attorney (included on signature page).
